Exhibit 99.1

Stepan Promotes Luis E. Rojo to President and Chief Executive Officer

Northbrook, IL, October 30, 2024 – Stepan Company (NYSE: SCL) today announced the appointment of Luis E. Rojo as President and Chief Executive Officer and as a member of the Board of Directors, effective immediately.

After a 31-year Stepan career, Scott R. Behrens is departing the Company to pursue other opportunities. “We thank Scott for his leadership and his many contributions to the growth and diversification of Stepan over his career with the Company. During his various roles in R&D, sales and marketing, and leadership, he helped diversify our market presence, deliver innovative sustainable technologies and complete multiple acquisitions. We wish him well in his future endeavors,” said F. Quinn Stepan, Jr., Chairman of the Board of Stepan.

Mr. Rojo was most recently the Company’s Vice President and Chief Financial Officer, having served in that role since April 2018. He was previously in increasingly senior finance leadership roles during his 21-year career at Procter & Gamble Co. In addition to his financial expertise and strategic acumen, Mr. Rojo’s experience includes a focus on driving commercial and operational results. His promotion to President and CEO underscores the Company's commitment to driving long-term strategic value for its shareholders.

“As CFO of Stepan, Luis has developed a deep understanding of all aspects of our business. While he has a strong financial mindset, he also brings a blend of strategic thinking combined with a laser focus on capturing current market and operational opportunities,” said Mr. Stepan. “Luis is a passionate leader who cares deeply about our customers, employees and shareholders. Together with the strong team we have at Stepan, we are confident he will drive profit recovery and deliver value for our shareholders.”

“I am honored to assume the CEO role at Stepan Company and to work alongside our talented team,” said Mr. Rojo. “Together we will work to deliver profitable growth based on customer-centric innovation and operational excellence. I am excited about the opportunities we have as a company and look forward to creating value for our shareholders.”

Stepan also announced that Samuel S. Hinrichsen, currently the Company’s Global Director of Finance, will serve as Vice President and Interim Chief Financial Officer until such time as a permanent replacement is named. The Company intends to conduct a comprehensive search to identify a permanent Chief Financial Officer.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection products and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com.

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com.

Contact: Sam Hinrichsen 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.